As filed with the Securities and Exchange Commission on June 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERCULES CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	74-3113410
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 North B Street, Suite 2000

San Mateo, California 94401

(Address of principal executive offices) (Zip Code)

HERCULES CAPITAL, INC. AMENDED AND RESTATED 2026 EQUITY INCENTIVE PLAN

(formerly known as the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan)

HERCULES CAPITAL, INC. AMENDED AND RESTATED 2026 NON-EMPLOYEE DIRECTOR PLAN

(formerly known as the Hercules Capital, Inc. 2018 Non-Employee Director Plan)

(Full title of the Plans)

Scott Bluestein

Chief Executive Officer

Hercules Capital, Inc.

1 N B Street, Suite 2000

San Mateo, CA 94401

(Name and address of agent for service)

(650) 289-3060

(Telephone number, including area code, of agent for service)

With a copy to:

Harry S. Pangas, Esq.

Jay Alicandri, Esq.

Dechert LLP

1900 K Street, N.W.

Washington, D.C. 20006

Tel: (202) 261-3300

Fax: (202) 261-3333

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Hercules Capital, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register 14,000,000 additional shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), for issuance under the Hercules Capital, Inc. Amended and Restated 2026 Equity Incentive Plan (formerly known as the Hercules Capital, Inc. Amended and Restated 2018 Equity Incentive Plan) (the “Amended and Restated Equity Incentive Plan”) and extend the term of the Amended and Restated Equity Incentive Plan until the day before the tenth anniversary of the date the Amended and Restated Equity Incentive Plan was adopted by the Registrant’s Board of Directors on April 2, 2026 or approved by the Registrant’s stockholders at the 2026 Annual Meeting of Stockholders of the Registrant (the “2026 Annual Meeting”), whichever is earlier. At the 2026 Annual Meeting held on June 18, 2026, the Registrant’s stockholders approved the Amended and Restated Equity Incentive Plan to (i) increase the number of shares of Common Stock available for issuance thereunder by 14,000,000 shares and (ii) extend the term of the Amended and Restated Equity Incentive Plan until the day before the tenth anniversary of the date the Amended and Restated Equity Incentive Plan was adopted by the Registrant’s Board of Directors on April 2, 2026 or approved by the Registrant’s stockholders at the 2026 Annual Meeting, whichever is earlier. At the 2026 Annual Meeting, the Registrant’s stockholders also approved the Hercules Capital, Inc. Amended and Restated 2026 Non-Employee Director Plan (formerly known as the Hercules Capital, Inc. 2018 Non-Employee Director Plan) (the “Amended and Restated Non-Employee Director Plan”) to extend the term of the Amended and Restated Non-Employee Director Plan until the day before the tenth anniversary of the date the Amended and Restated Non-Employee Director Plan was adopted by the Registrant’s Board of Directors on April 2, 2026 or approved by the Registrant’s stockholders at the 2026 Annual Meeting, whichever is earlier.

The 14,000,000 shares of Common Stock being registered pursuant to this Registration Statement are in addition to the 6,700,000 shares of Common Stock and 300,000 shares of Common Stock that the Registrant previously registered pursuant to its Registration Statement on Form S-8 filed on January 31, 2019 (File No. 333-229435) (the “Prior Registration Statement”).

Pursuant to General Instruction E of Form S-8, the Prior Registration Statement is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated by reference in this Registration Statement:

(a)(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 12, 2026;

(a)(2)	the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 23, 2026;

(b)(1)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the Commission on May 5, 2026;

(b)(2)	the Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on February 10, 2026, May 4, 2026 and June 18, 2026; and

(c)	the description of the Registrant’s Common Stock referenced in its Registration Statement Form 8-A (No. 001-35515), as filed with the Commission on April 17, 2012, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby, including, but not limited to, the Description of Registrant’s Securities filed as Exhibit 4(h) to the Registrant’s Annual Report on Form 10-K the fiscal year ended December 31, 2025 (filed with the Commission on February 12, 2026).

All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been “furnished” and not “filed” in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Articles of Amendment and Restatement (incorporated by reference to Pre-Effective Amendment No. 1, as filed on May 17, 2005 (File No. 333-122950) to the Registration Statement on Form N-2 of the Company).

4.2	Articles of Amendment, dated March 6, 2007 (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on March 9, 2007).

4.3	Articles of Amendment, dated April 5, 2011 (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on April 11, 2011).

4.4	Articles of Amendment, dated April 3, 2015 (incorporated by reference to the Registration Statement on Form N-2 of the Company, as filed on April 20, 2015 (File No. 333-203511)).

4.5	Articles of Amendment, dated February 23, 2016 (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on February 25, 2016).

4.6	Articles of Amendment, dated October 28, 2024 (incorporated by reference to the Quarterly Report on Form 10-Q of the Company, filed on October 30, 2024).

4.7	Amended and Restated Bylaws of Hercules Capital, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on March 20, 2020).

4.8	Specimen certificate of the Company’s common stock, par value $.001 per share (incorporated by reference to Pre-Effective Amendment No. 2, as filed on June 8, 2005 (File No. 333-122950), to the Registration Statement on Form N-2 of the Company).

4.9	Form of Restricted Stock Unit Award Agreement (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on January 31, 2019).

4.10	Form of Restricted Stock Award Agreement (Equity Incentive Plan) (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on January 31, 2019).

4.11	Form of Restricted Stock Award Agreement (Director Plan) (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on January 31, 2019).

4.12	Form of Nonstatutory Stock Option Award Agreement (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on January 31, 2019).

4.13	Form of Incentive Stock Option Award Agreement (incorporated by reference to the Current Report on Form 8-K of the Company, as filed on January 31, 2019).

4.14	Form of Long-Term Restricted Stock Unit (incorporated by reference to the Annual Report on Form 10-K of the Company, as filed on February 16, 2023).

4.15*	Hercules Capital, Inc. Amended and Restated 2026 Equity Incentive Plan.

4.16*	Hercules Capital, Inc. Amended and Restated 2026 Non-Employee Director Plan.

5.1*	Opinion of Dechert LLP as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Dechert LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages to this Registration Statement and incorporated herein by reference).

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, and State of California, on the 26th day of June, 2026.

HERCULES CAPITAL, INC.

By:	/s/ Scott Bluestein
Name: Scott Bluestein
Title: Chief Executive Officer and Chief Investment Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Scott Bluestein, Seth Meyer, Kiersten Zaza Botelho and Andrew Olson and each of them, his or her true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments thereto, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on June 26, 2026.

Signature	Title

/s/ Scott Bluestein	Chief Executive Officer and Chief Investment Officer, and Director
Scott Bluestein	(Principal Executive Officer)

/s/ Andrew Olson	Chief Financial Officer
Andrew Olson	(Principal Financial and Accounting Officer)

/s/ Robert P. Badavas	Chairman of the Board
Robert P. Badavas

/s/ DeAnne Aguirre	Director
DeAnne Aguirre

/s/ Gayle Crowell	Director
Gayle Crowell

/s/ Thomas Fallon	Director
Thomas Fallon

/s/ Wade Loo	Director
Wade Loo

/s/ Nikos Theodosopoulos	Director
Nikos Theodosopoulos